Exhibit 99.4
EXECUTIVE EMPLOYMENT AGREEMENT
As Amended And Restated
     This Amended and Restated Executive Employment Agreement (the “Agreement”) is entered into as of the 17th day of December, 2008, by and between Champion Enterprises, Inc., a Michigan corporation (the “Company”), and William C. Griffiths (the “Executive”).
WITNESSETH
     WHEREAS, the Company and the Executive wish to amend and restate the Executive Employment Agreement (the “2004 Agreement”), dated as of July 12, 2004, in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and guidance promulgated thereunder (collectively, “Code Section 409A”), and in order to extend the term of the Agreement in accordance with Section 2 below..
     NOW, THEREFORE, in consideration of the Executive’s continued employment and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. POSITION/DUTIES.
          (a) TERM AND POSITION. During the Employment Term (as defined in Section 2 below), the Executive shall serve as the Chief Executive Officer of the Company. In this capacity, the Executive shall have such duties, authorities and responsibilities commensurate with the duties, authorities and responsibilities of persons in similar capacities in similarly sized companies, and such other duties, authorities and responsibilities as the Board of Directors of the Company (the “Board”) shall designate that are consistent with the Executive’s position as Chief Executive Officer of the Company. The Executive shall report to the Board.
          (b) FULL TIME During the Employment Term, the Executive shall devote all of his business time, energy and skill and his best efforts to the performance of his duties with the Company, provided the foregoing shall not prevent the Executive from (i) serving on the board of directors of nonprofit organizations and, with the prior written approval of the Board, other companies, (ii) participating in charitable, civic, educational, professional, community or industry affairs and (iii) managing his and his family’s passive personal investments so long as such activities in the aggregate do not interfere or conflict with his duties hereunder or create a potential business conflict.
          (c) SERVICE ON BOARD OF DIRECTORS. During the Employment Term, the Board shall nominate the Executive for re-election as a member of the Board at the expiration of the then current term, provided that the foregoing shall not be required to the extent prohibited by legal or regulatory requirements.
     2. EMPLOYMENT TERM. The Executive’s term of employment is for a term that commenced on August 1, 2004 (the “Effective Date”) and, unless terminated earlier as provided in Section 8, will end on December 31, 2012 (the “Employment Term”).
     3. BASE SALARY. The Company agrees to pay the Executive a base salary at an initial rate (as of the Effective Date) of not less than $600,000, payable in accordance with the regular payroll practices of the Company, but not less frequently than monthly. The Executive’s Base Salary shall be subject to annual review by the Board (or a committee thereof) and may be increased, but not decreased, from time to time by the Board. The base salary as determined herein from time to time shall constitute “Base Salary” for purposes of this Agreement.
     4. BONUS. (a) During the Employment Term, the Executive shall be eligible for an annual discretionary incentive payment under the Company’s 1995 Stock Option and Incentive Plan, as amended (the “1995 Plan”) or any successor annual bonus plan with a target of at least 100% of Executive’s then-current Base Salary (the “Target Bonus”) and with a potential maximum annual incentive payment of 200% of Executive’s then-current Base Salary (as prorated for partial years), upon the attainment of one or more pre-established performance goals established by the Board or the Company’s Compensation and Human Resources Committee (the “Compensation Committee”). Such bonus shall be paid in the calendar year immediately following the calendar year in which it was earned, unless it is deferred pursuant to the terms of an incentive plan or a timely permitted election by the Executive.
     5. EQUITY AWARDS. The Executive shall be eligible to participate in the Company’s long-term performance incentive program as generally applicable to other senior executives at a level commensurate with his position, but any grant shall be at the sole discretion of the Board or the Compensation Committee.
     6. STOCK OWNERSHIP REQUIREMENT. The Executive shall be subject to the terms and conditions of the Company’s stock ownership requirements for senior executives as in effect from time to time. Under the terms of the current policy, fifty percent of the after-tax shares of Common Stock awarded to the Executive pursuant to any annual incentive deferrals as provided in Section 4 or equity award pursuant to Section 5, shall be “held” by the Company in accordance with its policies and will not be transferable by the Executive until the Executive has accumulated 250,000 shares of the Company’s Common Stock or terminates employment. All shares of Common Stock owned outright by the Executive shall count towards satisfying the Company’s stock ownership requirements, including shares acquired in the open market or shares retained from the exercise of the stock options.

     7. EMPLOYEE BENEFITS.
          (a) BENEFIT PLANS. The Executive shall be entitled to participate in any employee benefit plan that the Company has adopted or may adopt, maintain or contribute to for the benefit of its senior executives at a level commensurate with his position, subject to satisfying the applicable eligibility requirements. The Company, in the name of the Executive, shall pay the initiation fee and monthly dues for one social club or one country club in the proximate geographic area of the Company’s executive offices. The Company shall use its commercially reasonable efforts to cause the waiver of any waiting period from the Effective Date for the Executive under any employee welfare benefit plan (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended) other than the Company’s health plan, but at no extra cost to it and without jeopardizing tax-favored status of any plan. The Company shall pay the Executive’s (and his dependents’) premiums for continuation coverage under the health plan of his prior employer until the Executive first becomes eligible to participate in the Company’s health plan. Notwithstanding the foregoing, the Company may modify or terminate any employee benefit plan at any time.
          (b) VACATIONS. The Executive shall be entitled to an annual paid vacation of four weeks per calendar year (as prorated for partial years) in accordance with the Company’s policy on accrual and use applicable to senior executives; provided, however that at all times, the Executive shall be reachable during vacation.
          (c) BUSINESS AND ENTERTAINMENT EXPENSES AND REIMBURSEMENTS. Upon presentation of appropriate documentation, the Executive shall be reimbursed in accordance with the Company’s expense reimbursement policy, for all reasonable and necessary business and entertainment expenses incurred in connection with the performance of his duties hereunder. Reimbursements of expenses under this Section 7(c) or under other provisions of this Agreement shall be paid as soon as practicable but no later than the last day of the calendar year following the calendar year in which the expenses are incurred, and shall otherwise comply with Section 27(e).
     8. TERMINATION. For purposes of this Agreement, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits subject to Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A, and, for purposes of any such provision of this Agreement, references to a “termination,” “terminate,” “termination of employment” or like terms shall mean separation from service. The Executive’s employment and the Employment Term shall terminate on the first of the following to occur:
          (a) DISABILITY. Upon 10 days’ prior written notice by the Company to the Executive of termination due to Disability. For purposes of this Agreement, “Disability” shall be defined as the Executive’s physical or mental incapacity which has prevented the Executive from performing his material duties hereunder for 180 days (including weekends and holidays) in any 365-day period or the Board’s good faith determination that the Executive will not be able to perform his material duties for six consecutive months (including any consecutive period of prior incapacity). Notwithstanding the foregoing, in the event the Executive has earlier incurred a

“separation from service,” as defined in Section 409A, as a result of a physical or mental incapacity, upon such separation from service, the Executive shall be deemed to have incurred a Disability termination.
          (b) DEATH. Automatically on the date of death of the Executive.
          (c) CAUSE. The Company may terminate the Executive’s employment hereunder for Cause immediately upon written notice by the Company to the Executive of a termination for Cause. “Cause” shall mean (i) the Executive’s dishonesty in his financial dealings with, or on behalf of, the Company; (ii) the Executive’s commission of, indictment for or pleading guilty or nolo contendere to a crime by the Executive which constitutes (x) a felony (other than a traffic related offense) or (y) a misdemeanor involving moral turpitude and which, in the case of (y), may reasonably be expected to have an adverse effect on the Company, its business, reputation or interest; (iii) Executive’s material breach of this Agreement or any other contract or agreement between the Executive and the Company, which breach, if curable, is not cured within 20 days of the giving of written notice thereof to the Executive; (iv) the Executive’s material violation of the Company’s code of conduct, code of ethics or any other written policy or a material breach by the Executive of a fiduciary duty or responsibility to the Company; (v) the refusal of the Executive to follow the lawful policies and directives of the Board within five days of the giving of written notice thereof to the Executive; (vi) the willful misconduct or gross negligence of the Executive with regard to the Company or in the performance of his duties that is materially injurious to the Company; or (vii) the willful and continued failure of the Executive to attempt to perform the Executive’s duties with the Company (other than for any such failure resulting from the Executive’s incapacity due to physical or mental illness) after written notice of such failure has been give to the Executive.
          (d) WITHOUT CAUSE. Upon written notice by the Company to the Executive of an involuntary termination without Cause, other than for death or Disability.
          (e) GOOD REASON. Upon written notice by the Executive to the Company of a termination for Good Reason. “Good Reason” shall mean the occurrence of any of the following events, without the express written consent of the Executive, unless such events are fully corrected in all material respects by the Company within 30 days following written notification by the Executive to the Company that he intends to terminate his employment hereunder for one of the reasons set forth below:
          (i) any reduction or diminution (except temporarily during any period of physical or mental incapacity) in the Executive’s titles or a material reduction or diminution in the Executive’s authorities, duties or responsibilities or reporting requirements with the Company including but not limited to a failure to elect the Executive to the Board or removal of the Executive from the Board, except if such removal is necessary as a result of legal or regulatory requirements, or the assignment to the Chairman of the Company of any or all of the material authorities, duties or responsibilities normally assigned to the chief executive officer; provided that if the Executive is Chairman of the Board, removal or non-reelection of him to such position shall not be Good Reason;

          (ii) a material breach by the Company of any provisions of this Agreement, including, but not limited to, any reduction in any part of the Executive’s Base Salary;
          (iii) the failure of the Company to obtain and deliver to the Executive a satisfactory written agreement from any successor to the Company to assume and agree to perform this Agreement; or
          (iv) the Executive is required to relocate to a principal place of employment more than 60 miles from his principal place of employment with the Company.
          (f) WITHOUT GOOD REASON. Upon 60 days’ prior written notice by the Executive to the Company of the Executive’s voluntary termination of employment without Good Reason (which the Company may, in its sole discretion, make effective earlier than any notice date).
     9. CONSEQUENCES OF TERMINATION.
          (a) DISABILITY. Upon such termination, the Company shall pay or provide the Executive (i) any unpaid Base Salary through the date of termination on the date it would have been paid if the Executive continued employment; (ii) any bonus earned but unpaid with respect to the fiscal year ending on or preceding the date of termination on the date it would have been paid if the Executive continued employment; (iii) reimbursement for any unreimbursed expenses incurred through the date of termination, in accordance with Section 27(e); (iv) a pro-rata portion of the Executive’s bonus for the fiscal year in which the Executive’s termination occurs based on actual results for the plan year (determined by multiplying the amount of such bonus which would be due for the full fiscal year by a fraction, the numerator of which is the number of days during the fiscal year of termination that the Executive is employed by the Company and the denominator of which is 365), payable when it would have been paid if the Executive continued employment; (v) any accrued but unused vacation time in accordance with Company policy; and (vi) any benefits or rights to equity interests in accordance with applicable plans and grants (collectively items (i) through (vi) shall be hereafter referred to as “Accrued Benefits”).
          (b) DEATH. In the event the Employment Term ends on account of the Executive’s death, the Executive’s estate shall be entitled to any Accrued Benefits.
          (c) TERMINATION FOR CAUSE OR WITHOUT GOOD REASON. If the Executive’s employment should be terminated (x) by the Company for Cause, or (y) by the Executive without Good Reason or (z) upon expiration of the Term on the fourth anniversary of the Effective Date, the Company shall pay to the Executive, subject to Section 9(f), any Accrued Benefits (other than, in the case of (x) or (y), those described in Sections 9(a)(ii) and 9(a)(iv)).
          (d) TERMINATION WITHOUT CAUSE OR FOR GOOD REASON – CONTINUED BASE SALARY FOR 24 MONTHS. If the Executive’s employment by the Company is terminated (x) by the Company other than for Cause or (y) by the Executive for Good Reason, the Company shall pay or provide the Executive with (i) Accrued Benefits; and

(ii) subject to the Executive’s compliance with the obligations in Sections 10, 12 and 13 hereof, an amount equal to the Executive’s monthly Base Salary rate (but not as an employee) which would continue to be paid monthly for a period of 24 months. Payments provided in this Section 9(d) shall be in lieu of any termination or severance payments or benefits for which the Executive may be eligible under any of the plans, policies or programs of the Company.
          (e) PAYMENT COMMENCEMENT. Unless paid on a specified date described herein, or subject to delayed commencement as described below, payments under Section 9 shall commence 60 days after the Executive’s termination, but as to payments that otherwise would have been paid prior to the 60th day after termination, such amounts shall be paid in a lump sum on such 60th day.
          (f) SIX MONTH DELAY FOR SPECIFIED EMPLOYEES. If the Executive is deemed on the date of termination to be a “specified employee” within the meaning of Code Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit (whether under this Section 9, pursuant to other provisions of this Agreement or otherwise) that is considered deferred compensation under Section 409A payable on account of a “separation from service,” such payment shall not be paid (or commence) earlier than the date that is six months following the termination of employment or the Executive’s earlier death. Upon the expiration of the six month period or on the Executive’s earlier death, all payments and benefits delayed pursuant to this Section 9(f) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Employee in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.
     10. RELEASE. Any and all amounts payable and benefits or additional rights provided pursuant to this Agreement beyond Accrued Benefits shall be contingent upon the Executive executing and not revoking within the revocation period, within 60 days following the effective date of termination, a general release of all claims by the Executive against the Company and its affiliates in such form as required by the Company and given within seven days of termination, and all amounts other than Accrued Benefits shall be paid on the 60th day following the Executive’s date of termination.
     11. CHANGE IN CONTROL AGREEMENT/EXCISE TAX. The Executive and the Company have entered into the Company’s current standard form of change in control severance agreement (the “Standard Change in Control Agreement”), except that the Executive’s agreement is for a term of two years, is based on a multiple of two times Base Salary and bonus for severance, and in lieu of the provision in the Standard Change in Control Agreement as to Code Section 280G, the provisions of Exhibit A apply.
     12. (a) CONFIDENTIALITY. The Executive agrees that he shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of the Executive’s assigned duties and for the benefit of the Company, either during the period of the Executive’s employment or at any time thereafter, any nonpublic, proprietary or confidential information, knowledge or data relating to the Company, any of its subsidiaries, affiliated companies or businesses, which shall have been obtained by the Executive during the Executive’s employment by the Company. The foregoing shall not apply to information that (i)

was known to the public prior to its disclosure to the Executive; (ii) becomes generally known to the public subsequent to disclosure to the Executive through no wrongful act of the Executive or any representative of the Executive; or (iii) the Executive is required to disclose by applicable law, regulation or legal process (provided that the Executive provides the Company with prior notice of the contemplated disclosure and reasonably cooperates with the Company at its expense in seeking a protective order or other appropriate protection of such information).
          (b) NONSOLICITATION. During the Executive’s employment with the Company and for the two year period thereafter, the Executive agrees that he will not, except in the furtherance of his duties hereunder, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, (i) solicit, aid or induce any employee, representative or agent of the Company or any of its subsidiaries or affiliates to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company or hire or retain any such employee, representative or agent, or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee, representative or agent, (ii) solicit, aid or induce any customer of the Company or any of its subsidiaries or affiliates to purchase goods or services then sold by the Company or any of its subsidiaries or affiliates from another person, firm, corporation or other entity or assist or aid any other persons or entity in identifying or soliciting any such customer or (iii) solicit, aid or induce any vendor of the Company or any of its subsidiaries or affiliates to provide goods or services then provided to the Company or any of its subsidiaries or affiliates to another person, firm, corporation or other entity or assist or aid any other persons or entity in identifying or purchasing goods or services from such vendor. An employee, representative or agent shall be deemed covered by this paragraph while so employed or retained and for six months thereafter. Subpart (ii) shall not be violated by general advertising or solicitation not specifically targeted at activities of the Company.
          (c) NONCOMPETITION. The Executive acknowledges that be performs services of a unique nature for the Company that are irreplaceable, and that his performance of such services to a competing business will result in irreparable harm to the Company. Accordingly, during the Executive’s employment hereunder and for the two year period thereafter, the Executive agrees that the Executive will not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in the production, sales or marketing of manufactured housing or any other material business in which the Company or any of its subsidiaries or affiliates is engaged on the date of termination (or, if earlier, the date of determination) or in which they have planned, on or prior to such date, to be engaged in on or after such date, in any locale of any country in which the Company conducts business. This Section 12(c) shall not prevent the Executive from owning not more than two percent of the total shares of all classes of stock outstanding of any publicly held entity engaged in such business.
          (d) NONDISPARAGMENT. The Executive shall not make or induce other persons or entities to make any negative statements as to the Company, its affiliates, employees, past or present officers, directors, products, services, businesses or reputation. Notwithstanding the foregoing, truthful statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) shall not be subject to this Section 12(d).
          (e) REFORMATION. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 12 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.
          (f) SURVIVAL OF PROVISIONS. The obligations contained in this Section 12 shall survive the termination or expiration of the Executive’s employment with the Company and shall be fully enforceable thereafter.
     13. COOPERATION. Upon the receipt of reasonable notice from the Company (including outside counsel), the Executive agrees that while employed by the Company and thereafter, the Executive will respond and provide information with regard to matters in which he has knowledge as a result of his employment with the Company, and will provide reasonable assistance to the Company, its affiliates and their respective representatives in defense of any claims that may be made against the Company or its affiliates, and will assist the Company and its affiliates in the prosecution of any claims that may be made by the Company or its affiliates, to the extent that such claims may relate to the period of the Executive’s employment with the Company. The Executive agrees to promptly inform the Company if he becomes aware of any lawsuits involving such claims that may be filed or threatened against the Company or its affiliates. The Executive also agrees to promptly inform the Company (to the extent he is legally permitted to do so) if he is asked to assist in any investigation of the Company or its affiliates (or their actions), regardless of whether a lawsuit or other proceeding has then been filed against the Company or its affiliates with respect to such investigation, and shall not do so unless legally required. Upon presentation of appropriate documentation, the Company shall pay or reimburse the Executive for all reasonable out-of-pocket travel, duplicating or telephonic expenses incurred by the Executive in complying with this Section 13, in accordance with Section 27(c).
     14. EQUITABLE RELIEF AND OTHER REMEDIES.
          (a) EQUITABLE RELIEF. The Executive acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Section 12 or Section 13 would be inadequate and, in recognition of this fact, the Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.
          (b) In the event of a violation of Section 12 or 13 of this Agreement, any severance being paid to the Executive pursuant to this Agreement, the Standard Change in Control Agreement (or any successor agreement) or otherwise shall immediately cease.

     15. NO ASSIGNMENTS.
          (a) This Agreement is personal to each of the parties hereto. Except as provided in Section 15(b) below, no party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto.
          (b) The Company may assign this Agreement to any successor to all or substantially all of the business and/or assets of the Company provided the Company shall require such successor to expressly assume and agree to perform this Agreement and, if applicable, any Change in Control Agreement (but without creating any rights on a second change in control), in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.
     16. NOTICE. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by hand, (ii) on the date of transmission, if delivered by confirmed facsimile, (iii) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (iv) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to the Executive:
At the address (or to the facsimile number) shown on the
records of the Company
If to the Company:
Champion Enterprises, Inc.
755 West Big Beaver Road
Suite 1000
Troy , MI 48084
Attention: General Counsel
or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
     17. SECTION HEADINGS; INCONSISTENCY. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement. In the event of any inconsistency between the terms of this Agreement and any form, award, plan or policy of the Company, the terms of this Agreement shall control.
     18. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity of unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     19. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instruments.
     20. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement or the Executive’s employment with the Company, other than injunctive relief under Section 14 hereof, shall be settled exclusively by arbitration, conducted before a single arbitrator in Detroit, Michigan (applying Michigan law) in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. The decision of the arbitrator will be final and binding upon the parties hereto. Judgment maybe entered on the arbitrator’s award in any court having jurisdiction. The parties acknowledge and agree that in connection with any such arbitration and regardless of outcome (a) each party shall pay all its own costs and expenses, including without limitation its own legal fees and expenses, and (b) joint expenses shall be borne equally among the parties.
     21. INDEMNIFICATION. The Company hereby agrees to indemnify the Executive and hold him harmless to the extent provided under the by-laws of the Company against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorney’s fees), losses, and damages resulting from the Executive’s good faith performance of his duties and obligations with the Company. This obligation shall survive the termination of the Executive’s employment with the Company.
     22. LIABILITY INSURANCE. The Company shall cover the Executive under directors and officers liability insurance both during and, while potential liability exists, after the term of this Agreement in the same amount and to the same extent as the Company covers its other officers and directors.
     23. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or director as may be designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement together with all exhibits hereto sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Michigan without regard to its conflicts of law principles.
     24. NO MITIGATION. In no event shall the Executive be obliged to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by the Executive as a result of employment by another employer, except as provided in Section 14(b) hereof.

     25. REPRESENTATIONS. The Executive represents and warrants to the Company that he has the legal right to enter into this Agreement and to perform all of the obligations on his part to be performed hereunder in accordance with its terms and that he is not a party to any agreement or understanding, written or oral, which could prevent him form entering into this Agreement or performing all of his obligations hereunder.
     26. WITHHOLDING. The Company may withhold from any and all amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.
     27. APPLICATION OF SECTION 409A.
          (a) COMPLIANCE. The parties hereby agree that the provisions of this Agreement shall be interpreted to comply with, or be exempt from, Section 409A, and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. If any provision of this Agreement (or of any award of compensation) would cause the Executive to incur any additional tax or interest under Section 409A and modifying it would avoid such additional tax, the Company shall, upon the Executive’s specific written request, use its reasonable business efforts to in good faith reform such provision to comply with Section 409A; provided that the Company and the Executive agree to maintain, to the maximum extent practicable, the original intent and economic benefit to the Executive and the Company of the applicable provision without violating the provisions of Section 409A.
          (b) SEPARATION FROM SERVICE. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “resignation,” “termination,” “terminate,” “termination of employment” or like terms shall mean separation from service.
          (c) INSTALLMENTS TREATED AS SEPARATE PAYMENTS. If under this Agreement, an amount is to be paid in two or more installments, for purposes of Section 409A, each installment shall be treated as a separate payment.
          (d) DISCRETION OF COMPANY TO PAY WITHIN NUMBER OF DAYS. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the Effective Date”), the actual date of payment within the specified period shall be within the sole discretion of the Company.
          (e) REIMBURSEMENTS. Reimbursements of expenses payable to the Executive under this Agreement shall be paid no later than the last day of the calendar year following the calendar year in which the expenses to be reimbursed are incurred. With regard to such reimbursements or any in-kind benefits under this Agreement, except as permitted by

Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that the foregoing clause (ii) shall not be violated with regard to expenses reimbursed under any arrangement covered by Code Section 105(b) solely because such expenses are subject to a limit related to the period the arrangement is in effect.
     28. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CHAMPION ENTERPRISES, INC.

By:

Name: Selwyn Isakow
Its: Lead Independent Director

WILLIAM C. GRIFFITHS

EXHIBIT A
Golden Parachute Provision
     (a) In the event that the Executive shall become entitled to payments and/or benefits provided by this Agreement or any other amounts in the “nature of compensation” (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change of ownership or effective control covered by Section 280G(b)(2) of the Code or any person affiliated with the Company or such person) as a result of such change in ownership or effective control (collectively the “Company Payments”), and such Company Payments will be subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Code (and any similar tax that may hereafter be imposed by any taxing authority) the Company shall pay to the Executive an additional amount (the “Gross-Up Payment”) such that the net amount retained by the Executive, after deduction of any Excise Tax on the Company Payments and any U.S. federal, state, and for local income or payroll tax upon the Gross-up Payment provided for by this paragraph (a), but before deduction for any U.S. federal, state, and local income or payroll tax on the Company Payments, shall be equal to the Company Payments. Any Gross-Up Payments hereunder shall be remitted, within the time specified, to the Executive but not later than the end of the calendar year following the calendar year in which the Executive remits the related taxes to the appropriate government authority.
     Notwithstanding the foregoing, if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that if the Company Payments (other than that portion valued under Treasury Regulation Section 1.280G, Q&A 24(c)) (the “Cash Payments”) are reduced by the amount necessary such that the receipt of the Company Payments would not give rise to any Excise Tax (the “Reduced Payment”) and the Reduced Payment would not be less than 92.5% of the Cash Payment, then no Gross-Up Payment shall be made to the Executive and the Cash Payments, in the aggregate, shall be reduced to the Reduced Payment. If the Reduced Payment is to be effective, payments shall be reduced in the following order (1) acceleration of vesting of any stock options for which the exercise price exceeds the then fair market value, (2) any cash severance based on a multiple of Base Salary or Bonus, (3) any other cash amounts payable to the Executive, (4) any benefits valued as parachute payments; and (5) acceleration of vesting of any equity not covered by (1) above.
     In the event that the Internal Revenue Service or court ultimately makes a determination that the excess parachute payments plus the base amount is an amount other than as determined initially, an appropriate adjustment shall be made with regard to the Gross-Up Payment or Reduced Payment, as applicable to reflect the final determination and the resulting impact on whether the preceding paragraph applies.
     (b) For purposes of determining whether any of the Company Payments and Gross-up Payments (collectively the “Total Payments”) will be subject to the Excise Tax and the amount of such Excise Tax, (x) the Total Payments shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “parachute payments” in excess of the “base amount” (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that, in the determination of the Company’s independent certified public accountants or tax counsel selected by such accountants or the

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Company (the “Accountants”) such Total Payments (in whole or in part) either do not constitute “parachute payments,” including giving effect to the recalculation of stock options in accordance with Treasury Regulation Section 1.280G-1, Q&A 33, represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the “base amount” or are otherwise not subject to the Excise Tax, and (y) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code. To the extent permitted under Revenue Procedure 2003-68 or other applicable rules, the value determination shall be recalculated to the extent it would be beneficial to the Company. The determination of the Accountants shall be final and binding upon the Company and the Executive, except to the extent provided herein with regard to Internal Revenue Service determinations. The Company shall be responsible for all charges of the Accountants.
     (c) In the event that the Excise Tax is subsequently determined by the Accountants to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the prior Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the Excise Tax and U.S. federal, state and local income tax imposed on the portion of the Gross-up Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax or a U.S. federal, state and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. The Company shall be responsible for all charges of the Accountant.
     In the event that the Excise Tax is later determined by the Accountant or the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment in respect of such excess (plus any interest or penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.
     (d) The Gross-up Payment or portion thereof provided for in subsection (c) above shall be paid not later than the 30th day following an event occurring which subjects the Executive to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Accountant, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), subject to further payments pursuant to subsection (c) hereof, as soon as the amount thereof can reasonably be determined, but in no event later than the 90th day after the occurrence of the event subjecting the Executive to the Excise Tax. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).
     (e) In the event of any controversy with the Internal Revenue Service (or other taxing authority) with regard to the Excise Tax, the Executive shall permit the Company to control

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issues related to the Excise Tax (at its expense). In the event of any conference with any taxing authority as to the Excise Tax or associated income taxes, the Executive shall permit the representative of the Company to accompany the Executive, and the Executive and the Executive’s representative shall cooperate with the Company and its representative.
     (f) The Executive shall promptly deliver to the Company copies of any written communications, and summaries of any verbal communications, with any taxing authority regarding the Excise Tax covered by this provision.
     (g) Nothing in this Section is intended to violate the Sarbanes-Oxley Act and to the extent that any advance or repayment obligation hereunder would do so, such obligation shall be modified so as to make the advance a nonrefundable payment to the Executive and the repayment obligation null and void to the extent required by such Act.

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